Exhibit 99.1

ZYGO
News Release
For Further Information Call:
Dr. Chris L. Koliopoulos
President and CEO
Voice: 860-347-8506
inquire@zygo.com

For Immediate Release

ZYGO CLOSES ON ACQUISITION OF ASSETS
OF ASML US RICHMOND OPTICS FACILITY

MIDDLEFIELD, CT, November 16, 2010 – Zygo Corporation (NASDAQ: ZIGO), a leading provider of high precision optical components and optical metrology instruments, announced today that it has closed on its previously announced agreement with ASML US, Inc. to purchase substantially all the assets of ASML’s Richmond, California facility. The assets were acquired for their net book value, including current work-in-process inventory, among other consideration. In addition, Zygo has hired key management and employees working at ASML’s Richmond facility to become part of Zygo’s Optical Systems Division - Extreme Precision Optics Group.

Dr. Chris Koliopoulos, President and CEO of Zygo Corporation, commented, “This acquisition exemplifies Zygo Corporation’s continued commitment to be a world leader in extreme precision optical fabrication. We look forward to additional business opportunities with our customers as a result of this acquisition.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services serving customers in the semiconductor capital equipment, bio-medical, scientific and industrial markets.

Forward-Looking Statements
All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated revenues, bookings, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in revenues to our major customer; manufacturing and supplier risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the reorganization of our business; dependence on proprietary technology and key personnel; length of the revenues cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the acquisition of Zemetrics and of the assets of ASML’s Richmond California facility, if consummated, and integration of the business and employees; and the risk related to the Company’s recent and announced changes to senior management. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2010, filed with the Securities and Exchange Commission on September 13, 2010.